Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander México of our report dated October 17, 2017 relating to the financial statements and financial statement schedules, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, S.C.

PricewaterhouseCoopers, S.C.

Mexico City, Mexico

December 6, 2017